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                                                                     Exhibit 5.1

                         [McGUIREWOODS LLP LETTERHEAD]

                                 June 22, 2001

Optical Cable Corporation
5290 Concourse Drive
Roanoke, VA 24019

Ladies and Gentlemen:

   We have advised Optical Cable Corporation, a Virginia corporation (the "Company"), in connection with the Registration Statement on Form S-1 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the "Act"), $90,000,000 aggregate offering price of shares of the Company's common stock (the "Common Stock") to be offered by the Company and a certain selling shareholder, including shares of Common Stock subject to an over-allotment option. Terms used and not defined herein shall have the meanings given to them in the Registration Statement.

   In reaching the opinion stated in this letter, we have reviewed copies of originals of resolutions of the Company's Board of Directors, and the Registration Statement, the Articles of Incorporation as amended to date, the Bylaws of the Company and such other documents as we have considered relevant. We have assumed that (i) all information contained in all documents reviewed by us is correct, (ii) all signatures on all documents reviewed by us are genuine,
(iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and complete copies of the originals thereof, (v) each natural person signing any document reviewed by us had the legal capacity to do so and (vi) each natural person signing in a representative capacity any document reviewed by us had authority to sign in such capacity.

   On the basis of such examination and review, we are of the opinion that the Common Stock has been duly authorized and, when issued as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

   The opinion expressed above is limited to matters governed by the laws of the State of Virginia. We express no opinion herein about the effect of federal or state securities laws or the laws of any other jurisdiction.

   We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to us under the heading "Legal Matters" in the Registration Statement. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Act.

                                          Very truly yours,

                                          /s/ McGuireWoods LLP